STOCK OPTION AGREEMENT

              THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of December 31, 1996 (the "Effective Date") between Homeplex Mortgage Investments Corporation, a Maryland corporation (the "Company"), and William W. Cleverly ("Optionee").

              WHEREAS, the Company desires to obtain the services of the Optionee, and the Optionee has agreed to provide services to the Company;

              WHEREAS, the Company desires to compensate the Optionee for such services by granting the Optionee an option (the "Option") to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement;

              NOW, THEREFORE, the parties agree as follows:

              1. Grant of Option. The Company hereby grants to the Optionee, on the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, an Option to purchase 500,000 shares of Common Stock at an exercise price of $1.75 per share of Common Stock.

              2. Exercise Period, Vesting and Amount. The Option shall be exercisable ratably in equal annual increments over three years commencing on the first anniversary of the Effective Date; provided, however, that the Option shall become exerciseable in full if
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there is a change of control of the Company  required to be reported in response to Item 1 of Form 8-K under the Securities Exchange Act of 1934 as in effect on the date of this Agreement (or any similar or successor form or provisions) on or prior to the third anniversary of the Effective Date. The Option shall expire and become null and void after December 31, 2002.

              3. Exercise. In order to exercise the Option, the Optionee must provide written notice (the "Exercise Notice") to the Company at its principal executive office stating the number of shares in respect of which the Option is being exercised. The Exercise Notice must be signed by the Optionee and must include his complete address and social security number. At the time of exercise, the Optionee must pay to the Company the applicable exercise price per share times the number of shares as to which the Option is being exercised, payable (a) by cash or cash equivalent or (b) at the Company's option, by the delivery of shares of Common Stock having a Fair Market Value (defined below) on the date immediately preceding the exercise date equal to the aggregate exercise price, which may include shares subject to the Option. If the Option is exercised in full, the Optionee will surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Optionee will surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement (containing the same terms and conditions set forth herein) representing the unexercised portion of the Option. For these purposes, "Fair Market Value" means (i) the average closing price on the
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New York Stock  Exchange  or any other  exchange  or market  system on which the
Common Stock is primarily traded for the last five trading days ending on the date immediately preceding the exercise date; or (ii) if there is no reported price information for the Common Stock, the fair market value as determined in good faith by the Company's Board of Directors.

              4. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto, including requiring the Optionee to pay to the Company the amount of such withholding tax before the Company issues any shares pursuant to the exercise of the Option.

              5. Dilution. If the number of shares of Common Stock outstanding is changed by reason of a stock dividend, stock split, reclassification or combination of shares, the number of shares of Common Stock then issuable upon exercise of the Option and the exercise price per share will be appropriately adjusted. In the event of any merger, consolidation, reorganization, or recapitalization of the Company pursuant to which holders of the Common Stock receive securities, other assets or cash (a "Reorganization Transaction"), then upon any subsequent exercise of the Option, the Optionee will be entitled
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to receive, for each share of Common Stock issuable upon exercise of the Option, the number and kind of securities, other assets or cash received in respect of one share of Common Stock as a result of such Reorganization Transaction.

              6. Termination.

              (a) If the Company discharges Optionee for Cause (as defined below), then the Option will terminate immediately. For purposes of this Agreement, "Cause" is defined to mean only an act or acts of dishonesty by Optionee constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain or enrichment at the expense of the Company. Notwithstanding the foregoing, Optionee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors (excluding Optionee if he is then a director) at a meeting of the Board called and held for the purpose (after reasonable notice to Optionee and an opportunity for Optionee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Optionee was guilty of conduct meeting the criteria set forth above and specifying the particulars thereof.

                      (b) If Optionee voluntarily terminates his employment with the Company
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         or if Optionee's  employment with the Company is terminated as a result of Optionee's  death or Permanent  Disability (as defined below),  then
         the  Option  will  be  exercisable   for  six  months   following  such
         termination  in  the  event  of  voluntary  termination  and  one  year
         following   such   termination  in  the  case  of  death  or  Permanent
         Disability, but only in any such case to the extent that the Option was exercisable on the date of termination. For purposes hereof, "Permanent Disability" means a disability that results or, in the judgment of a physician mutually agreeable to the Company and Optionee, is likely to result in Optionee being unable to fulfill his duties for 180 consecutive days.

                      (c) If Optionee's employment with the Company is terminated by the Company without Cause, the Option will be immediately exercisable for the aggregate number of Option Shares not previously exercised and issued pursuant to this Agreement until December 31, 2002;

                      (d) For purposes of Section 6(a) or 6(b) hereof, any termination by the Company for Cause or Permanent Disability shall be communicated by written Notice of Termination complying with Section 8(c) of Optionee's Employment Agreement with the Company dated the date hereof.

              7. Transfer of Option. The Optionee shall not, directly or indirectly, sell, pledge or otherwise transfer ("Transfer") any unexercised portion of the Option or the rights
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and privileges  pertaining thereto,  other than pursuant to a qualified domestic relations order. Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor will they be subject to garnishment, attachment, execution, levy or other legal or equitable process, other than pursuant to a qualified domestic relations order.

              8. Certain Legal Requirements. The Company will register or qualify the Optionee's shares of Common Stock under the Securities Act of 1933 and applicable blue sky or state securities laws, and will cause such shares to be listed on any exchange or trading system upon which the Company's Common Stock is listed.

              9.  Arbitration.   All  disputes,  claims  and  other  matters  in
controversy arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or non-contractual, shall be determined by arbitration and shall be settled by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. Persons eligible to be selected as arbitrators shall be limited to attorneys who have been in practice at least 15 years specializing in employment law matters and who have had both training and experience as arbitrators ("Experienced Arbitrators"). If either such person fails to appoint an arbitrator within ten (10) days of a request in writing by the other such person to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within thirty days, then such arbitrator shall be appointed by the American Arbitration Association (which
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appointment  shall not be limited to Experienced  Arbitrators if not made within the applicable time period). Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously at such place in Phoenix, Arizona agreed to between the Company and the Optionee in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect so as to enable the arbitrators to resolve the disputes, claims and other matters in controversy within forty-five (45) days of the commencement of the arbitration proceedings. The arbitrators shall base their award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based and may award temporary or permanent equitable relief. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The
arbitrators'   resolution   of  the   dispute   shall  be  final,   binding  and
non-appealable.   The  nonprevailing  party  shall  bear  the  expenses  of  the arbitrators and the arbitration, including reasonable attorneys' fees and costs.

              10. Miscellaneous.

                      (a) The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

                      (b) Neither the Optionee nor any person claiming under or through the
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         Optionee will have any of the rights or privileges of a shareholder  of the Company in respect of any of the shares issuable upon exercise of the Option unless and until certificates representing such shares have been issued and delivered, provided that the Company shall ensure that certificates representing shares validly purchased hereunder shall be issued and delivered promptly to the Optionee or person validly claiming under or through Optionee.

                      (c) All notices and other communications hereunder must be in writing and will be deemed to have been duly given when delivered or mailed in accordance with the provisions of Section_14 of Optionee's Employment Agreement with the Company dated the date hereof.

                      (d) Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement will be binding on and inure to the benefit of the successors and assigns of the parties hereto.

                      (e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and
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         the  rights  and  obligations  of the  parties  will be  construed  and enforced accordingly.

                      (f) The parties acknowledge and agree that any violation of the terms of this Agreement would cause irreparable harm to the other party and that, in addition to all other rights or remedies available at law or in equity, such party will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

                      (g) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ARIZONA.

                      (h) This Agreement may be executed in any number of counterparts, and all such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

                      (i) This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior written, or prior or contemporaneous oral, understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way.

              IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement as of the date first above written.
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                                   HOMEPLEX
                                   MORTGAGE INVESTMENTS
                                   CORPORATION


                                   By: /s/  Jay R. Hoffman
                                       .........................................
                                   Name:    Jay R. Hoffman
                                   Title:   President

                                   OPTIONEE

                                   /s/ William W. Cleverly
                                   .............................................
                                   William W. Cleverly

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